Exhibit 99.9
Obalon Announces Reverse Stock Split Effective Today

OBLN common stock expected to begin trading on a split-adjusted basis on July 25, 2019

SAN DIEGO, CA, July 24, 2019 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ: OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, announces that its Board of Directors has declared a 1-for-10 reverse stock split of the company’s common stock. The reverse stock split will become effective today, July 24, 2019 (the “Effective Date”). The company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on July 25, 2019 under the existing trading symbol “OBLN.”
The reverse stock split is primarily intended to bring the company into compliance with the minimum bid price requirements for maintaining its listing on the Nasdaq Global Market. The new CUSIP number following the reverse split will be 67424L209.
As a result of the reverse stock split, every 10 shares of the company’s common stock issued and outstanding or held by the company as treasury stock will be automatically reclassified into one new share of common stock. Proportionate adjustments will be made to the conversion and exercise prices of the Company's outstanding equity awards and options, and to the number of shares issued and issuable under the company's equity incentive plans. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of common stock or the par value of the common stock. The reverse stock split was approved by the company’s stockholders at the company’s annual stockholder meeting held on July 23, 2019 at a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by the company’s Board of Directors in its discretion and included in a public announcement. On July 23, 2019, the company’s Board of Directors approved the reverse stock split at the ratio of 1-for-10.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the company, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole share and no stockholders will receive cash in lieu of fractional shares. Proportionate voting rights and other rights and preferences of common stock holders will not be affected by the reverse stock split. The company’s transfer agent, American Stock Transfer & Trust Company, will act as its exchange agent for the reverse stock split. American Stock Transfer & Trust Company will provide stockholders of record holding certificates representing pre-split shares of the company's common stock as of the effective date, if any, a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker's particular processes, and will not be required to take any action in connection with the reverse stock split.
Additional information about the reverse stock split and stockholder approval can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2019, which is available free of charge at the SEC’s website, www.sec.gov, and at the company’s website, www.obalon.com.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. For more information, please visit www.obalon.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Obalon Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause Obalon Therapeutics' future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Obalon Therapeutics undertakes no obligation to update or revise any forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Obalon Therapeutics' business in general, please refer to Obalon Therapeutics’ annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2019, Form 10-Q filed with the Securities and Exchange Commission on May 10, 2019, and its future periodic reports filed with the Securities and Exchange Commission.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
President & Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com